                                                                     EXHIBIT 5.1

                        [IRELL & MANELLA LLP LETTERHEAD]

                                  July 11, 2003

Board of Directors
Bell Industries, Inc.
1960 East Grand Avenue, Suite 560
El Segundo, CA 90245-4608

         Re: Registration Statement on Form S-8 filed in connection with the Bell Industries, Inc. 2001 Stock Option Plan

Gentlemen:

         We have acted as counsel to Bell Industries, Inc., a California corporation (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration of 500,000 shares of the Company's common stock, no par value ("Common Stock"), issuable upon exercise of options granted pursuant to the Company's 2001 Stock Option Plan. As such counsel, we have examined the 2001 Stock Option Plan and the sale and issuance of the Common Stock pursuant thereto and such other matters and documents as we have deemed necessary or relevant as a basis for this opinion.

         Based on these examinations, it is our opinion that such Common Stock, when sold and issued in the manner referred to in the Registration Statement and the 2001 Stock Option Plan, will be legally issued, fully paid, and non-assessable.

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Stock. This opinion is furnished to you in connection with the above-described shares, is solely for your benefit, and may not be relied upon by, nor may copies be delivered to, any other person or entity without our prior written consent.

                                                  Very truly yours,

                                                  /s/ Irell & Manella LLP

                                                  Irell & Manella LLP